Exhibit 10.1

FOR IMMEDIATE RELEASE


February 9, 2001

                              NDC AUTOMATION, INC.
                     ANNOUNCES RECEIPT OF PURCHASE ORDER FOR
                              LASER GUIDED VEHICLE


         Charlotte, NC, February 9, 2001, NDC Automation, Inc. (OTC Bulletin Board "AGVS.OB") www.ndca.com announces entering into a purchase agreement for the delivery of a unique Lazerway(R) LGV (Laser Guided Vehicle) to a North American buyer. The vehicle's intended use would ultimately be for the aviation industry. The order totals approximately $900,000, and includes development services as well as the delivery of a vehicle, controls hardware and software, engineering services and related equipment.

         NDC Automation, Inc. provides an integrated package of controls technology and related products for creating and servicing Automatic Guided Vehicle Systems (AGVS). Additionally, NDCA provides turnkey AGVS solutions to end-users and to system integrators. NDC's controls, hardware and software, are designed for optimal flexibility and accuracy and are well suited for a broad range of vehicle types.

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For further information contact:

Claude Imbleau, Chief Operating Officer, CFO
704/362-1115